    As filed with the Securities and Exchange Commission on November 27, 2002
                                             Registration No. 333-
                                                                  --------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              HANOVER DIRECT, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)



            DELAWARE                                        13-0853260
            --------                                        ----------
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
  Incorporation or Organization)                               Number)


                           115 RIVER ROAD, BUILDING 10
                           EDGEWATER, NEW JERSEY 07020
                           ---------------------------
              (Address of Principal Executive Offices ) (Zip Code)


                        2000 MANAGEMENT STOCK OPTION PLAN
                        ---------------------------------
                            (Full Title of the Plan)

                               SARAH HEWITT, ESQ.
                  BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP
                                900 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------
                     (Name and Address of Agent For Service)

                                 (212) 895-2000
                                 --------------
           Telephone Number, Including Area Code, of Agent for Service

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                      Proposed            Proposed Maximum     Proposed Maximum
Title of Securities   Maximum Amount      Offering Price Per   Aggregate Offering   Amount of
To Be Registered      To Be Registered    Share (1)            Price                Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock,
$.66 2/3 Par Value    5,000,000           $0.215                $1,075,000           $245.10
                      ---------           ------                ----------           -------

(1) The price is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculating the registration fee and is the product resulting from multiplying 5,000,000, the number of shares registered by this registration statement as to which options may be granted under the 2000 Management Stock Option Plan, by $0.215, the average of the high and low prices of Hanover Direct, Inc. Common Stock as reported on the American Stock Exchange on November 25, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who are eligible to participate in our 2000 Management Stock Option Plan. Such information is not being filled with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Hanover Direct, Inc. (the "Company") are incorporated herein by reference:

      (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

      (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2002, June 29, 2002 (as amended) and September 28, 2002.

      (iii) The Company's Current Reports on Form 8-K filed on March 29, 2002, April 1, 2002, May 8, 2002, May 10, 2002, May 15, 2002, May 16,
            2002, May 20, 2002, May 21, 2002, August 2, 2002, August 8, 2002,
            August 13, 2002, October 2, 2002, October 4, 2002, October 30, 2002,
            November 6, 2002, November 7, 2002, November 8, 2002, November 8, 2002, November 12, 2002, November 21, 2002 and November 21, 2002.

      (iv)  The Company's Proxy Statement dated April 12, 2002.

      (v) The description of the Company's Common Stock contained in the latest prospectus filed pursuant to Rule 424(b) under the Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, which prospectus is dated July 19, 1996 (Registration No. 333-2743).

      In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Incorporated by reference to the description of the Common Stock of the Company contained in the 424(b) Prospectus described in Item 3(v) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the shares being offered hereby and certain other legal matters in connection with the offering of such securities will be passed upon for the Company by Brown Raysman Millstein Felder & Steiner LLP, securities counsel to the Company. Sarah Hewitt, a partner in Brown Raysman Millstein Felder & Steiner LLP, the Company's counsel, is the Secretary of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Except as prohibited by Section 145 of the Delaware General Corporation Law, every director and officer of the Company shall be entitled as a matter of right to be indemnified by the Company against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of the Company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the Company other than in a suit for indemnification as provided hereunder. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, "expense" shall include, among other things, fees and expenses of counsel selected by such person, and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      4.1   2000 Management Stock Option Plan

      5     Opinion of Brown Raysman Millstein Felder & Steiner LLP

      23.1  Consent of Brown Raysman Millstein Felder & Steiner LLP (included in
            Exhibit 5)

      24    Power of Attorney (included in signature page)

      The consolidated financial statements and schedule included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001 were audited by Arthur Andersen LLP, independent public accountants. The Company has incorporated such Annual Report on Form 10-K herein by reference, and has relied on the report dated March 16, 2002 of Arthur Andersen LLP included therein. The Company has been unable to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it as an expert and as having audited the consolidated financial statements and incorporating its report by reference in this Registration Statement. This lack of consent may limit your ability to recover damages from Arthur Andersen under Section 11 of the Securities Act for any untrue statement of material fact contained in the financial statements audited by Arthur Andersen or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

ITEM 9. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      * * *

      The Company's Board of Directors, upon recommendation of its Audit Committee, ended the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants, effective on the filing on May 14, 2002 of the Company's Form 10-Q for the fiscal quarter ended March 30, 2002, and has authorized the engagement of KPMG LLP ("KPMG") to serve as the Company's independent public accountants for the fiscal year ending December 28, 2002.

      During the Company's two most recent fiscal years ended December 30, 2000 and December 29, 2001, and the subsequent interim period through May 14, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

      The audit reports of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 30, 2000 and December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      The Company has provided Arthur Andersen with a copy of the foregoing disclosures. A letter from Arthur Andersen, stating its agreement with these statements, was attached as Exhibit 16.2 to the Company's Current Report on Form 8-K/A1 filed on May 16, 2002.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period through May 14, 2002.

      During the Company's most recent fiscal year ended December 29, 2001, and the subsequent interim period through May 14, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edgewater, New Jersey on the 27th day of November, 2002.

                                         HANOVER DIRECT, INC.


                                         By:    /s/ Thomas C. Shull
                                             -----------------------------------
                                         Name:  Thomas C. Shull
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Edward M. Lambert and William C. Kingsford, or either of them, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of November, 2002:

SIGNATURE                             TITLE
/s/ Thomas C. Shull                   Chairman of the Board, Director,
------------------------------
Thomas C. Shull                       President and Chief Executive Officer


/s/ Edward M. Lambert                 Executive Vice President and
------------------------------
Edward M. Lambert                     Chief Financial Officer


/s/ E. Pendleton James
------------------------------
E. Pendleton James                    Director


 /s/ J. David Hakman
------------------------------
J. David Hakman                       Director

/s/ Kenneth J. Krushel
------------------------------
Kenneth J. Krushel                   Director


/s/ Basil P. Regan
------------------------------
Basil  P. Regan                      Director

                                INDEX TO EXHIBITS

EXHIBIT NO.                         DESCRIPTION
   4.1           2000 Management Stock Option Plan

   5             Opinion of Brown Raysman Millstein Felder & Steiner LLP

   23.1          Consent of Brown Raysman Millstein Felder & Steiner LLP (included in Exhibit 5)

   24            Power of Attorney (included in signature page)